JPMorgan Chase Financial Company LLC	May 2017

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated May 24, 2017

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Callable Securities due May 30, 2019

All Payments on the Securities Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3.125% of the stated principal amount with respect to each quarterly monitoring period during which the closing price of each of the common stock of Pioneer Natural Resources Company, the common stock of Concho Resources Inc. and the common stock of Diamondback Energy, Inc. on each day is greater than or equal to 60% of its initial stock price, which we refer to as a downside threshold level. However, if, on any day during a quarterly monitoring period, the closing price of any underlying stock is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly monitoring period.  In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the first and final contingent payment dates) for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.  Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks.  If the securities have not been redeemed prior to maturity and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period. If, however, the securities have not been redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying stocks, a decline of any underlying stock below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying stocks appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying stock.  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	Common stock of Pioneer Natural Resources Company, common stock of Concho Resources Inc. and common stock of Diamondback Energy, Inc. (each an “underlying stock”)
Aggregate principal amount:	$6,286,000
Optional early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the first and final contingent payment dates) for the early redemption payment. If we intend to redeem your securities early, we will deliver notice to The Depository Trust Company, or DTC, at least three business days before the applicable contingent payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks. No further payments will be made on the securities once they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

• If the closing price of each underlying stock is greater than or equal to its downside threshold level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of $31.25 (3.125% of the stated principal amount) per security on the related contingent payment date.

• If the closing price of any underlying stock is less than its downside threshold level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period.  It is possible that one or more of the underlying stocks will be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	(i) the stated principal amount plus, (ii) if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period.
	• If the final stock price of any underlying stock is less than its downside threshold level:	(i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock. This cash payment will be less than 60% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the common stock of Pioneer Natural Resources Company: $104.196, which is equal to 60% of its initial stock price

With respect to the common stock of Concho Resources Inc.: $78.60, which is equal to 60% of its initial stock price

With respect to the common stock of Diamondback Energy, Inc.: $59.622, which is equal to 60% of its initial stock price

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May 24, 2017
Original issue date:	May 30, 2017 (Settlement date)
Maturity date:	May 30, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00 (2)	$980.00
		$5.00 (3)
Total	$6,286,000.00	$125,720.00	$6,160,280.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.

(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $15.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

The estimated value of the securities on the pricing date was $936.90 per $1,000 stated principal amount security.  See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Terms continued from previous page:
Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Initial stock price:	With respect to the common stock of Pioneer Natural Resources Company: $173.66, which is its closing price on the pricing date
With respect to the common stock of Concho Resources Inc.: $131.00, which is its closing price on the pricing date
With respect to the common stock of Diamondback Energy, Inc.: $99.37, which is its closing price on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates:	August 24, 2017, November 24, 2017, February 26, 2018, May 24, 2018, August 24, 2018, November 26, 2018, February 25, 2019 and May 24, 2019, subject to postponement for non-trading days and certain market disruption events.
Contingent payment dates:	August 30, 2017, November 29, 2017, March 1, 2018, May 30, 2018, August 30, 2018, November 29, 2018, February 28, 2019 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement.
CUSIP/ISIN:	46647MKL6 / US46647MKL62
Listing:	The securities will not be listed on any securities exchange.

May 2017	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities due May 30, 2019 Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc., which we refer to as the securities, do not provide for the regular payment of interest.  Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $31.25 (3.125% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the closing price of each underlying stock on each day is greater than or equal to 60% of its initial stock price, which we refer to as a downside threshold level.  The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the determination date on which the related quarterly monitoring period ends.  However, if the closing price of any underlying stock is less than its downside threshold level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period.  It is possible that the closing price of one or more underlying stocks could be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments during the term of the securities.  We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying stocks were to be at or above their respective downside threshold levels on each day during some quarterly monitoring periods, one or more underlying stocks may fluctuate below their respective downside threshold level(s) on any day during others.

In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the first and final contingent payment dates) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.  Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks.  If the securities have not previously been redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period.  However, if the securities have not previously been redeemed and the final stock price of any underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock, which will be less than 60% of the stated principal amount of the securities and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities.  In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

May 2017	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 3.125% of the stated principal amount with respect to each quarterly monitoring period during which the closing price of each underlying stock on each day is greater than or equal to 60% of its initial stock price, which we refer to as a downside threshold level.  The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the closing price of each underlying stock on each day during the final quarterly monitoring period, including its final stock price, as follows:

Scenario 1

On any contingent payment date (other than the first and final contingent payment dates), we elect to redeem the securities.

▪ The securities will be redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

▪ Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks.  It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities.  As such, we will be more likely to redeem the securities when the closing price of each underlying stock is at or above its downside threshold level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment.  Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing price of any underlying stock is below its downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

Scenario 2

The securities are not redeemed prior to maturity, and the final stock price of each underlying stock is greater than or equal to its downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period.

▪ Investors will not participate in any appreciation of any underlying stock from its initial stock price.

Scenario 3

The securities are not redeemed prior to maturity, and the final stock price of any underlying stock is less than its downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock.

Investors will lose some, and may lose all, of their principal in this scenario.

May 2017	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices, (2) the final stock prices and (3) whether we exercise our option to redeem the securities.

Diagram #1: First Quarterly Monitoring Period

Diagram #2:  Quarterly Monitoring Periods (Other Than the First and Final Quarterly Monitoring Periods)

May 2017	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

May 2017	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period, how to calculate the early redemption payment if we elect to redeem the securities early and how to calculate the payment at maturity if the securities have not been redeemed early.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly payment will be determined by reference to the closing price of each underlying stock on each day during a quarterly monitoring period and the amount you will receive at maturity, if any, will be determined by reference to the final stock price of each underlying stock and the closing price of each underlying stock on each day during the final quarterly monitoring period.  Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks.  The actual initial stock price and downside threshold level for each underlying stock are specified on the cover of this pricing supplement.  Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $31.25 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each underlying stock is at or above its downside threshold level on each day during the related quarterly monitoring period.
Early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the first and final contingent payment dates) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Payment at maturity (if the securities have not been redeemed early):

If the final stock price of each underlying stock is greater than or equal to its downside threshold level: the stated principal amount and, if the closing price of each underlying stock on each day of the final quarterly monitoring period is greater than or equal to its downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period.

If the final stock price of any underlying stock is less than its downside threshold level: (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock

Stated principal amount:	$1,000 per security
Hypothetical initial stock price:

With respect to the common stock of Pioneer Natural Resources Company: $175.00

With respect to the common Stock of Concho Resources Inc.: $135.00

With respect to the common stock of Diamondback Energy, Inc.: $100.00

Hypothetical downside threshold level:

With respect to the common stock of Pioneer Natural Resources Company: $105.00, which is 60% of the hypothetical initial stock price

With respect to the common Stock of Concho Resources Inc: $81.00, which is 60% of the hypothetical initial stock price

With respect to the common stock of Diamondback Energy, Inc.: $60.00, which is 60% of the hypothetical initial stock price

May 2017	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period:

	Lowest closing price during quarterly monitoring period			Contingent quarterly payment
	Common stock of Pioneer Natural Resources Company	Common stock of Concho Resources Inc.	Common stock of Diamondback Energy, Inc.
Hypothetical Quarterly Monitoring Period 1	$140 (at or above downside threshold level)	$90 (at or above downside threshold level)	$70 (at or above downside threshold level)	$31.25
Hypothetical Quarterly Monitoring Period 2	$80 (below downside threshold level)	$100 (at or above downside threshold level)	$50 (below downside threshold level)	$0
Hypothetical Quarterly Monitoring Period 3	$140 (at or above downside threshold level)	$50 (below downside threshold level)	$40 (below downside threshold level)	$0
Hypothetical Quarterly Monitoring Period 4	$80 (below downside threshold level)	$40 (below downside threshold level)	$30 (below downside threshold level)	$0

During hypothetical quarterly monitoring period 1, each underlying stock closes at or above its downside threshold level on each day.  Therefore, a contingent quarterly payment of $31.25 is payable on the relevant contingent payment date.

During each of the hypothetical quarterly monitoring periods 2 and 3, one underlying stock closes at or above its downside threshold level on each day but the other underlying stocks close below their respective downside threshold levels on at least one day. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

During hypothetical quarterly monitoring period 4, each underlying stock closes below its downside threshold level on at least one day and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of any underlying stock is below its downside threshold level on any day during the related quarterly monitoring period.

How to calculate the early redemption payment if we elect to redeem the securities early:

	Lowest closing price during quarterly monitoring period			Early redemption payment
	Common stock of Pioneer Natural Resources Company	Common stock of Concho Resources Inc.	Common stock of Diamondback Energy, Inc.
Example 1:	$80 (below downside threshold level)	$90 (at or above downside threshold level)	$40 (below downside threshold level)	$1,000 (the stated principal amount)
Example 2:	$160 (at or above downside threshold level)	$100 (at or above downside threshold level)	$80 (at or above downside threshold level)	$1,031.25 (the stated principal amount plus the contingent quarterly payment with respect to the related quarterly monitoring period)

The securities are not redeemable prior to the second contingent payment date.

In example 1, we elect to redeem the securities early on a contingent payment date (other than the first and final contingent payment dates).  During the related quarterly monitoring period, one underlying stock closes at or above its downside threshold

May 2017	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

level on each day but the other underlying stocks close below their respective downside threshold levels on at least one day. Therefore, you receive an early redemption payment equal to the stated principal amount of the securities.  No further payments will be made on the securities once they have been redeemed.

In example 2, we elect to redeem the securities early on a contingent payment date (other than the first and final contingent payment dates).  During the related quarterly monitoring period, each underlying stock closes at or above its downside threshold level on each day. Therefore, you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related quarterly monitoring period.  No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been redeemed early):

Lowest closing prices during final quarterly monitoring period	Final stock price	Payment at maturity
	Common stock of Pioneer Natural Resources Company	Common stock of Concho Resources Inc.	Common stock of Diamondback Energy, Inc.	Common stock of Pioneer Natural Resources Company	Common stock of Concho Resources Inc.	Common stock of Diamondback Energy, Inc.
Example 1:	$140 (at or above downside threshold level)	$90 (at or above downside threshold level)	$70 (at or above downside threshold level)	$160 (at or above downside threshold level)	$95 (at or above downside threshold level)	$80 (at or above downside threshold level)	$1,031.25 (the stated principal amount plus the contingent quarterly payment with respect to the final quarterly monitoring period)
Example 2:	$90 (below downside threshold level)	$40 (below downside threshold level)	$50 (below downside threshold level)	$130 (at or above downside threshold level)	$90 (at or above downside threshold level)	$90 (at or above downside threshold level)	$1,000 (the stated principal amount)
Example 3:	$120 (at or above downside threshold level)	$40 (below downside threshold level)	$40 (below downside threshold level)	$170 (at or above downside threshold level)	$67.50 (below downside threshold level)	$55 (below downside threshold level)	$1,000 × stock performance factor of the worst performing underlying stock = $1,000 × ($67.50 / $135) = $500.00
Example 4:	$50 (below downside threshold level)	$40 (below downside threshold level)	$30 (below downside threshold level)	$70 (below downside threshold level)	$65 (below downside threshold level)	$50 (below downside threshold level)	$1,000 × ($70 / $175) = $400.00
Example 5:	$60 (below downside threshold level)	$20 (below downside threshold level)	$30 (below downside threshold level)	$80 (below downside threshold level)	$40.50 (below downside threshold level)	$40 (below downside threshold level)	$1,000 × ($40.50 / $135) = $300.00

In example 1, the final stock price of each underlying stock is at or above its downside threshold level and each underlying stock closes at or above its downside threshold level on each day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final quarterly monitoring period.

May 2017	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

In example 2, the final stock price of each underlying stock is at or above its downside threshold level but at least one underlying stock closes below its downside threshold level on at least one day during the final quarterly monitoring period.  Therefore, you receive at maturity the stated principal amount of the securities but no contingent quarterly payment is payable with respect to the final quarterly monitoring period.

In example 3, the final stock price of one underlying stock is at or above its downside threshold level but the final stock prices of the other underlying stocks are below their respective downside threshold levels.  Therefore, you are exposed to the downside performance of the worst performing underlying stock at maturity and receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

Similarly, in examples 4 and 5, the final stock price of each underlying stock is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

If the final stock price of ANY underlying stock is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

May 2017	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement.  We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final stock price of any of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor of the worst performing underlying stock. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the closing price of any underlying stock is less than its downside threshold level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the closing price of each underlying stock on each day during the quarterly monitoring period is greater than or equal to its downside threshold level. If the closing price of any underlying stock is below its downside threshold level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period.

It is possible that the closing price of one or more underlying stocks could be below their respective downside threshold levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.  If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based on the closing prices of the underlying stocks during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the closing price of each underlying stock on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the closing price of each underlying stock on each day during that quarterly monitoring period, if the closing price of any of the underlying stocks on any day during that quarterly monitoring period is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the closing price of that underlying stock was higher on other days during that quarterly monitoring period.

▪	You are exposed to the price risk of all three underlying stocks, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any contingent quarterly payments, each underlying stock must close at or above its downside threshold level on each day throughout a quarterly monitoring period.  In addition, if any underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stocks have appreciated.  Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

May 2017	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any one underlying stock will close below its downside threshold level on any day during a quarterly monitoring period or on the final determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of any underlying stock other than the worst performing underlying stock. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Investors will not participate in any appreciation in any underlying stock. Investors will not participate in any appreciation in any underlying stock from its initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each quarterly monitoring period during which the closing price of each underlying stock on each day is greater than or equal to its downside threshold level, if any.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying stocks. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing price of each underlying stock is at or above its downside threshold level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the closing price of any underlying stock is below its downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial stock prices and the downside threshold

May 2017	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

levels and will determine the final stock prices and whether the closing value of each underlying stock on any day during any quarterly monitoring period or on the final determination date is below its downside threshold level.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or upon an early redemption.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities.  It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines.  Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

May 2017	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.  See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	our internal secondary market funding rates for structured debt issuances;

o	the actual and expected volatility in the closing price of each underlying stock;

o	the time to maturity of the securities;

o	whether the closing price of one share of any underlying stock has been, or is expected to be, less than its downside threshold level on any day during any quarterly monitoring period;

o	whether we are expected to exercise our right to redeem the securities early;

o	the dividend rates on the underlying stocks;

o	the actual and expected positive or negative correlation between the underlying stocks, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in any underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying stock.

▪	No affiliation with Pioneer Natural Resources Company, Concho Resources Inc. or Diamondback Energy, Inc. Pioneer Natural Resources Company, Concho Resources Inc. and Diamondback Energy, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Pioneer Natural Resources Company, Concho Resources Inc. and Diamondback Energy, Inc. in connection with this offering.

▪	We may engage in business with or involving Pioneer Natural Resources Company, Concho Resources Inc. or Diamondback Energy, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Pioneer Natural Resources Company, Concho Resources Inc. or Diamondback Energy, Inc. without regard to your interests and thus may acquire non-public information about Pioneer Natural Resources Company, Concho Resources Inc. or Diamondback Energy, Inc.. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Pioneer Natural Resources Company, Concho Resources Inc. or Diamondback Energy, Inc., which may or may not recommend that investors buy or hold an underlying stock.

▪	Limited trading history for Diamondback Energy, Inc. Diamondback Energy, Inc. commenced trading on The NASDAQ Stock Market on October 12, 2012 and therefore has limited historical performance. Accordingly, historical information for the underlying stock is available only since that date. Past performance should not be considered indicative of future performance.

▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain

May 2017	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

corporate events affecting that underlying stock.  However, the calculation agent will not make an adjustment in response to all events that could affect any underlying stock.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.  You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial stock prices and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying stocks must close on each day during a quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the respective levels at or above which the underlying stocks must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying stocks on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration.  The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in

May 2017	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

the United States).  In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld.  If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

May 2017	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Pioneer Natural Resources Company Overview

Pioneer Natural Resources Company is an oil and gas exploration and production company, whose purpose is to explore for, develop and produce oil and gas reserves.  The common stock of Pioneer Natural Resources Company is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the SEC by Pioneer Natural Resources Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-13245 through the SEC’s website at www.sec.gov.  In addition, information regarding Pioneer Natural Resources Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 24, 2017:

Bloomberg Ticker Symbol:	PXD	52 Week High (on 2/14/2017):	$198.90
Current Closing Price:	$173.66	52 Week Low (on 6/27/2016):	$146.61
52 Weeks Ago (on 5/24/2016):	$162.97

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Pioneer Energy Company for each quarter in the period from January 1, 2012 through May 24, 2017.  The closing price of the common stock of Pioneer Natural Resources Company on May 24, 2017 was $173.66.  The associated graph shows the closing prices of the common stock of Pioneer Natural Resources Company for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Pioneer Natural Resources Company has experienced significant fluctuations. The historical performance of the common stock of Pioneer Natural Resources Company should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Pioneer Natural Resources Company on any day during any quarterly monitoring period, including on the final determination date.

Common Stock of Pioneer Natural Resources Company (CUSIP: 723787107)	High	Low	Dividends (Declared)
2012
First Quarter	$116.24	$92.63	$0.04
Second Quarter	$116.16	$78.78	—
Third Quarter	$113.16	$82.80	$0.04
Fourth Quarter	$109.34	$101.65	—
2013
First Quarter	$132.45	$109.75	$0.04
Second Quarter	$154.65	$110.17	—
Third Quarter	$188.80	$148.73	$0.04
Fourth Quarter	$224.95	$176.43	—
2014
First Quarter	$204.51	$164.78	$0.04
Second Quarter	$233.07	$181.60	—
Third Quarter	$232.28	$194.69	$0.04
Fourth Quarter	$189.82	$130.60	—
2015
First Quarter	$166.50	$134.93	$0.04
Second Quarter	$180.23	$137.38	—
Third Quarter	$138.66	$107.24	$0.04

May 2017	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Common Stock of Pioneer Natural Resources Company (CUSIP: 723787107)	High	Low	Dividends (Declared)
Fourth Quarter	$149.25	$115.71	—
2016
First Quarter	$143.08	$107.75	$0.04
Second Quarter	$168.72	$138.44	—
Third Quarter	$188.31	$148.83	$0.04
Fourth Quarter	$193.24	$171.11	—
2017
First Quarter	$198.90	$174.95	$0.04
Second Quarter (through May 24, 2017)	$190.44	$165.63	—

We make no representation as to the amount of dividends, if any, that Pioneer Natural Resources Company may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Pioneer Natural Resources Company.

The Common Stock of Pioneer Natural Resources Company Historical Performance – Daily Closing Prices* January 3, 2012 to May 24, 2017

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Pioneer Natural Resources Company.  We have derived all disclosures contained in this document regarding the common stock of Pioneer Natural Resources Company from the publicly available documents described in the first paragraph under this “Pioneer Natural Resources Company Overview” section without independent verification.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Pioneer Natural Resources Company.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Pioneer Natural Resources Company is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Pioneer Natural Resources Company Overview” section) that would affect the trading price of the common stock of Pioneer Natural Resources Company (and therefore the price of the common stock of Pioneer Natural Resources Company at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future

May 2017	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

events concerning Pioneer Natural Resources Company could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Pioneer Natural Resources Company.

May 2017	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Concho Resources Inc. Overview

Concho Resources Inc. is an oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties.  The common stock of Concho Resources Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the SEC by Concho Resources Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-33615 through the SEC’s website at www.sec.gov.  In addition, information regarding Concho Resources Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 24, 2017:

Bloomberg Ticker Symbol:	CXO	52 Week High (on 1/26/2017):	$144.46
Current Closing price:	$131.00	52 Week Low (on 6/27/2016):	$115.48
52 Weeks Ago (on 5/24/2016):	$117.68

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Concho Resources Inc. for each quarter in the period from January 1, 2012 through May 24, 2017.  The closing price of the common stock of Concho Resources Inc. on May 24, 2017 was $131.00.  The associated graph shows the closing prices of the common stock of Concho Resources Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Concho Resources Inc. has experienced significant fluctuations. The historical performance of the common stock of Concho Resources Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Concho Resources Inc. on any day during any quarterly monitoring period, including on the final determination date.

Common Stock of Concho Resources Inc. (CUSIP: 20605P101)	High	Low	Dividends (Declared)
2012
First Quarter	$116.00	$97.29	—
Second Quarter	$108.20	$78.48	—
Third Quarter	$101.15	$81.90	—
Fourth Quarter	$97.48	$77.80	—
2013
First Quarter	$98.69	$81.96	—
Second Quarter	$97.35	$80.14	—
Third Quarter	$109.29	$83.95	—
Fourth Quarter	$120.72	$98.12	—
2014
First Quarter	$124.35	$95.63	—
Second Quarter	$144.50	$121.35	—
Third Quarter	$148.00	$125.39	—
Fourth Quarter	$121.44	$83.01	—
2015
First Quarter	$118.37	$91.99	—
Second Quarter	$128.31	$111.97	—
Third Quarter	$114.09	$92.53	—
Fourth Quarter	$117.83	$86.67	—
2016
First Quarter	$105.37	$72.52	—

May 2017	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Common Stock of Concho Resources Inc. (CUSIP: 20605P101)	High	Low	Dividends (Declared)
Second Quarter	$129.95	$97.48	—
Third Quarter	$137.35	$115.83	—
Fourth Quarter	$143.25	$126.68	—
2017
First Quarter	$144.46	$125.18	—
Second Quarter (through May 24, 2017)	$134.01	$125.38	—

We make no representation as to the amount of dividends, if any, that Concho Resources Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Concho Resources Inc.

The Common Stock of Concho Resources Inc. Historical Performance – Daily Closing Prices* January 3, 2012 to May 24, 2017

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Concho Resources Inc.  We have derived all disclosures contained in this document regarding the common stock of Concho Resources Inc. from the publicly available documents described in the first paragraph under this “Concho Resources Inc. Overview” section without independent verification.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Concho Resources Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Concho Resources Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Concho Resources Inc. Overview” section) that would affect the trading price of the common stock of Concho Resources Inc. (and therefore the price of the common stock of Concho Resources Inc. at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Concho Resources Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Concho Resources Inc.

May 2017	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Diamondback Energy, Inc. Overview

Diamondback Energy, Inc. is an oil and gas exploration and production company focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.  The common stock of Diamondback Energy, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the SEC by Diamondback Energy, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35700 through the SEC’s website at www.sec.gov.  In addition, information regarding Diamondback Energy, Inc.. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 24, 2017:

Bloomberg Ticker Symbol:	FANG	52 Week High (on 2/15/2017):	$111.84
Current Closing price:	$99.37	52 Week Low (on 6/27/2016):	$83.77
52 Weeks Ago (on 5/24/2016):	$87.97

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Diamondback Energy, Inc. for each quarter in the period from October 12, 2012 through May 24, 2017.  Diamondback Energy, Inc. commenced trading on The NASDAQ Stock Market on October 12, 2012 and therefore has a limited performance history.  The closing price of the common stock of Diamondback Energy, Inc. on May 24, 2017 was $99.37.  The associated graph shows the closing prices of the common stock of Diamondback Energy, Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Diamondback Energy, Inc. has experienced significant fluctuations. The historical performance of the common stock of Diamondback Energy, Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Diamondback Energy, Inc. on any day during any quarterly monitoring period, including on the final determination date.

Common stock of Diamondback Energy, Inc. (CUSIP: 25278X109)	High	Low	Dividends (Declared)
2012
Fourth Quarter	$19.18	$16.04	—
2013
First Quarter	$26.84	$19.14	—
Second Quarter	$35.45	$24.92	—
Third Quarter	$46.63	$34.27	—
Fourth Quarter	$55.14	$43.22	—
2014
First Quarter	$69.70	$44.43	—
Second Quarter	$91.41	$65.17	—
Third Quarter	$89.77	$72.60	—
Fourth Quarter	$75.28	$52.47	—
2015
First Quarter	$77.63	$57.28	—
Second Quarter	$84.07	$75.16	—
Third Quarter	$73.90	$60.82	—
Fourth Quarter	$81.42	$62.20	—
2016
First Quarter	$79.03	$57.60	—
Second Quarter	$94.59	$73.80	—
Third Quarter	$98.59	$85.35	—

May 2017	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Common stock of Diamondback Energy, Inc. (CUSIP: 25278X109)	High	Low	Dividends (Declared)
Fourth Quarter	$110.00	$91.28	—
2017
First Quarter	$111.84	$98.35	—
Second Quarter (through May 24, 2017)	$106.77	$95.21	—

We make no representation as to the amount of dividends, if any, that Diamondback Energy, Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Diamondback Energy, Inc.

The Common Stock of Diamondback Energy, Inc. Historical Performance – Daily Closing Prices* October 12, 2012 to May 24, 2017

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Diamondback Energy, Inc.  We have derived all disclosures contained in this document regarding the common stock of Diamondback Energy, Inc. from the publicly available documents described in the first paragraph under this “Diamondback Energy, Inc. Overview” section without independent verification.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Diamondback Energy, Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Diamondback Energy, Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Diamondback Energy, Inc. Overview” section) that would affect the trading price of the common stock of Diamondback Energy, Inc. (and therefore the price of the common stock of Diamondback Energy, Inc. at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Diamondback Energy, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Diamondback Energy, Inc.

May 2017	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities.  The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co.  For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document.  The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time.  See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities.  See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

May 2017	Page 24

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I.  In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement.  Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).  If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”).  Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

FATCA.  Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). If the securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities.  See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Pioneer Natural Resources Company Overview,” “Concho Resources Inc. Overview” and “Diamondback Energy, Inc. Overview” in this document for a description of the market exposure provided by the securities.

May 2017	Page 25

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due May 30, 2019

Based on the Worst Performing of the Common Stock of Pioneer Natural Resources Company, the Common Stock of Concho Resources Inc. and the Common Stock of Diamondback Energy, Inc.

Principal at Risk Securities

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.  JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management.  In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•  Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

•  Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

May 2017	Page 26